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                                  [LETTERHEAD]



                                    EXHIBIT 6




March 19, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                         Very truly yours,

                         NORWEST BANK MINNESOTA,
                         NATIONAL ASSOCIATION


                         /s/ Thomas D. Wraalstad
                         -----------------------
                         Thomas D. Wraalstad
                         Corporate Trust Officer